Contact:

Allison Wey

Investor Relations and Corporate Affairs

Par Pharmaceutical Companies, Inc.

(201) 802-4000

PAR PHARMACEUTICAL COMPANIES REPORTS CASH EPS

AND GAAP EPS OF $0.75 FOR FIRST QUARTER 2010

Woodcliff Lake, N.J., May 4, 2010 – Par Pharmaceutical Companies, Inc. (NYSE:PRX) today reported results for the first quarter ended March 31, 2010.

For the first quarter ended March 31, 2010, Par reported total revenues of $291.9 million and net income of $26.3 million, or $0.75 per diluted share, which includes a one-time milestone payment of $5 million from Optimer Pharmaceuticals. On an adjusted cash basis, which excludes amortization expenses, net income was $26.2 million, or $0.75 per diluted share for the first quarter 2010.  This is compared to reported revenues of $204.0 million and net income of $16.1 million, or $0.48 per diluted share for the same period in 2009, which included several one-time items.  On an adjusted cash basis, net income for the first quarter 2009 was $20.3 million, or $0.60 per diluted share.

First Quarter Highlights

Key Product Sales

•

Metoprolol:  For the first quarter 2010, net sales of metoprolol succinate were $183.3 million, an increase of 12% from the fourth quarter 2009.  Par remained the exclusive supplier of the 100mg and 200mg strengths of metoprolol succinate throughout the first quarter 2010.  Par is the authorized generic for all strengths of AstraZeneca’s Toprol® XL.

•

Clonidine:  Net sales for the first quarter 2010 were $18.5 million compared to $13.4 million for the fourth quarter 2009 due to the availability of more supply.

•

Sumatriptan: Net sales of sumatriptan succinate were $17.3 million for the first quarter 2010 compared to $17.8 million for the fourth quarter 2009.  The slight decrease is due to volume driven by customer buying patterns.  Par remained the exclusive supplier of generic Imitrex® 4mg and 6mg starter kits and 4mg prefilled cartridges and had one competitor in the 6mg prefilled cartridges throughout the first quarter 2010.

•

Meclizine: Net sales for the first quarter 2010 were $10.2 million compared to $9.4 million for the fourth quarter 2009.  The increase was due primarily to customer mix.  Par was the exclusive supplier of meclizine throughout the first quarter 2010.

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•

Tramadol ER:  Net sales for the first quarter 2010 were $5.3 million compared to $5.5 million for the fourth quarter 2009.  Par launched tramadol ER in November 2009.

•

Other generic products:  For the first quarter 2010, net sales from all other generic products were $37.6 million compared to $55.5 million for the fourth quarter 2009. The decrease was due primarily to the deferral of revenue related to shipments at quarter-end without the recognition of revenues related to shipments from the prior quarter due to the Company’s annual year-end shut down, as well as backlogs on certain products. Adjusting for the revenue deferral and backlog, the Company experienced no significant erosion to the base business in the first quarter.

•

Megace® ES:  Net sales were $13.8 million for the first quarter 2010 compared to $19.0 million for the fourth quarter 2009.  The decrease was due primarily to year-end buying patterns of the wholesalers.

•

Nascobal® B12 Nasal Spray:  Net sales were $3.6 million for the first quarter 2010, compared to $4.2 million for the fourth quarter 2009.  The decrease is due primarily to year-end buying patterns of the wholesalers.

Total net revenues for the first quarter 2010, were $291.9 million, up $87.9 million, or 43.1%, from the first quarter 2009, principally driven by limited competition in metoprolol, sumatriptan and meclizine, as well as the launches of nateglinide and clonidine in the third quarter 2009, and tramadol ER in the fourth quarter 2009.

Gross margin for the first quarter 2010 increased due primarily to higher sales of metoprolol coupled with the new product launches in 2009, including clonidine and tramadol ER, and improving sumatriptan margin.  These gains were slightly tempered by the initial negative impact on price resulting from the recently enacted U.S. healthcare reform, worth approximately $0.9 million.

	1Q 2010		1Q 2009
	$	%	$	%
Top 5 Par (Generic)	$ 49.3	21.1%	$ 26.8	19.4%	(1)

All other Par (Generic)	19.1	50.8%	25.3	50.5%

Total Par (Generic)	$ 68.4	25.2%	$ 52.1	27.7%

Strativa	$ 15.1	75.7%	$ 12.0	75.5%	(2)

Total	$ 83.5	28.6%	$ 64.1	31.4%

(1) 2010 is comprised of metoprolol, clonidine, sumatriptan, meclizine and tramadol ER.  2009 does not include clonidine or tramadol ER as these products were launched subsequent to 1Q 2009.

(2) 2009 does not include Nascobal as the product was acquired on April 1, 2009.

Research and development (R&D) expenses decreased to $4.7 million in the first quarter 2010 compared to $7.2 million in the first quarter 2009 due to lower outside development costs and the non-recurrence of milestone payments to MonoSol Rx.

Selling, general and administrative (SG&A) expenses for the first quarter 2010 increased to $41.2 million compared to $33.0 million in the first quarter 2009.  This increase primarily reflects on-going expenditures supporting Strativa sales and marketing, driven chiefly by an increase in the field force and other activities related to the re-launch of Nascobal B12 Nasal Spray, as well as pre-commercialization costs for Zuplenz™ and Oravig™ in 2009.

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Cash and cash equivalents and marketable securities aggregate balance as of March 31, 2010, was $196.8 million.

Product and Pipeline Update

In February 2010, Strativa Pharmaceuticals announced that due to a FDA foreign travel restriction to India, the FDA had been unable to perform an inspection of the clinical and analytical sites for the bioequivalence study related to Zuplenz™.  No issues related to the study data or film product were identified.  The FDA restriction on foreign travel in India has been subsequently lifted and the inspection of the clinical and analytical sites for the bioequivalence study related to Zuplenz has been completed.  Strativa expects to respond to the FDA’s Complete Response Letter shortly.

In April 2010, Par Pharmaceutical and its development partner MN Pharmaceuticals of Turkey announced that they entered into a settlement agreement with sanofi-aventis that resolves patent litigation related to their generic version Eloxatin® (oxaliplatin injection) product. Under the terms of the settlement, Par would begin selling the generic version of Eloxatin in August 2012, or earlier under certain circumstances.  Eloxatin had combined U.S. sales of approximately $993 million for the twelve months ended December 31, 2009, according to IMS Health.

In April 2010, Par Pharmaceutical announced that the U.S. District Court for the District of Delaware has ruled in favor of Par in its challenge of the University of Missouri’s patents relating to omeprazole/sodium bicarbonate capsules (20 mg/1.1 g and 40 mg/1.1 g) and powders for oral suspension (20 mg/1.68 g and 40 mg/1.68 g), which are listed in the Orange Book for Santarus’s Zegerid® product.  Par has been awarded 180 days of marketing exclusivity, commencing at launch, for being the first to file an ANDA containing a paragraph IV certification for the product.  Par currently has tentative approval on both strengths of the generic Zegerid capsule product.  Par anticipates that plaintiffs will appeal the court’s decision, and therefore Par intends to review its options with respect to its omeprazole/sodium bicarbonate ANDA.

In April 2010, Strativa Pharmaceuticals announced that it received FDA approval for Oravig™ (miconazole) buccal tablets for the treatment of oropharyngeal candidiasis (OPC). Strativa intends to launch Oravig in the third quarter of 2010.

Yesterday, Par Pharmaceutical announced that it has entered into an exclusive licensing agreement with Glenmark Generics to market the generic version of Merck’s Zetia®, a cholesterol modifying agent with annual U.S. sales of approximately $1.4 billion, according to IMS Health data.  Under the terms of the licensing and supply agreement, Par has made a payment to Glenmark for exclusive rights to market, sell and distribute ezetimibe in the U.S.   The companies will share in profits from the sales of the product.  Glenmark believes it is the first to file an ANDA containing a paragraph IV certification for the product, which would potentially provide 180 days of marketing exclusivity.  On April 24, 2009, Glenmark was granted tentative approval for its product by the U.S. FDA.

Par currently has approximately 26 ANDAs pending with the FDA, 13 of which Par believes to be first-to-file opportunities with a brand value of approximately $7.7 billion.

Conference Call

Par has scheduled a conference call for Tuesday, May 4 at 9:00am EDT to discuss results for the first quarter 2010.  Par invites investors and the general public to listen to a webcast of the conference call.  Access to the live webcast can be made via the Company’s website at http://www.parpharm.com and will be available for two weeks.  The dial-in number is 866-578-5784 for domestic callers and 617-213-8056 for international callers.  The access number is 11777532.  A replay of the conference call

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will be available commencing approximately one hour after the call.  The replay dial-in number is 888-286-8010 for domestic callers and 617-801-6888 for international callers.  The access number is 29044500.

Non-GAAP Measures

Par believes it prepared its condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) and pursuant to accounting requirements of the Securities and Exchange Commission.  In an effort to provide investors with additional information regarding Par’s results and to provide a meaningful period-over-period comparison of Par’s financial performance, the Company sometimes uses non-GAAP financial measures as defined by the Securities and Exchange Commission.  The differences between the U.S. GAAP and non-GAAP financial measures are reconciled in an attached schedule.  In presenting comparable results, the Company discloses non-GAAP financial measures when it believes such measures will be useful to investors in evaluating Par’s underlying business performance.  Management uses the non-GAAP financial measure “Adjusted Net Income” to evaluate Par’s financial performance against internal budgets and targets. In addition, management internally reviews Par’s results excluding the impact of certain items, as it believes that these non-GAAP financial measures are useful for evaluating Par’s core operating results and facilitating comparison across reporting periods. In addition, the accompanying press release presents “Cash EPS”, which is a non-GAAP financial measure.  Cash EPS represents net income adjusted for amortization expense related to intangible assets.  Par believes that this measure is utilized by industry analysts in comparing Par’s results to that of similar companies within our industry.  Importantly, Par believes non-GAAP financial measures should be considered in addition to, and not in lieu of, U.S. GAAP financial measures.  Par’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

About Par

Par Pharmaceutical Companies, Inc. is a US-based specialty pharmaceutical company.  Through its wholly-owned subsidiary’s two operating divisions, Par Pharmaceutical and Strativa Pharmaceuticals, it develops, manufactures and markets higher-barrier-to entry generic drugs and niche, innovative proprietary pharmaceuticals. For press release and other company information, visit www.parpharm.com.

Safe Harbor Statement

Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  To the extent any statements made in this news release contain information that is not historical, these statements are essentially forward-looking and, as such, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company, which could cause actual results and outcomes to differ materially from those expressed herein.  Risk factors that might affect such forward-looking statements include those set forth in Item 1A of the Company’s most recent Annual Report on Form 10-K in other of the Company’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions.  Any forward-looking statements included in this news release are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

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PAR PHARMACEUTICAL COMPANIES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	March 31, 2010	March 28, 2009
Revenues:
Net product sales	$ 288,278	$ 200,223
Other product related revenues	3,654	3,812
Total revenues	291,932	204,035
Cost of goods sold	208,422	139,966
Gross margin	83,510	64,069
Operating expenses:
Research and development	4,652	7,172
Selling, general and administrative	41,235	32,960
Settlements and loss contingencies, net	62	(3,376)
Restructuring costs	-	1,410
Total operating expenses	45,949	38,157
Gain on sale of product rights and other	5,775	1,100
Operating income	43,336	27,012
Gain on extinguishment of senior subordinated convertible notes	-	245
Loss on marketable securities and other investments, net	-	(55)
Interest income	328	1,157
Interest expense	(908)	(2,567)
Income from continuing operations before provision for income taxes	42,756	25,792
Provision for income taxes	16,330	9,537
Income from continuing operations	26,426	16,255
Discontinued operations:
Provision for income taxes	128	176
Loss from discontinued operations	(128)	(176)
Net income	$ 26,298	$ 16,079

Basic earnings per share of common stock:
Income from continuing operations	$ 0.78	$ 0.48
Loss from discontinued operations	(0.00)	(0.00)
Net income	$ 0.78	$ 0.48

Diluted earnings per share of common stock:
Income from continuing operations	$ 0.75	$ 0.48
Loss from discontinued operations	(0.00)	(0.00)
Net income	$ 0.75	$ 0.48

Weighted average number of common shares outstanding:
Basic	33,929	33,603
Diluted	35,070	33,772

PAR PHARMACEUTICAL COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Per Share Amounts)

(Unaudited)

	As of March 31,	As of December 31,
	2010	2009
ASSETS
Current Assets:
Cash and cash equivalents	$ 147,978	$ 121,668
Available for sale marketable equity securities	48,810	39,525
Accounts receivable, net	167,390	154,837
Inventories	67,276	80,729
Prepaid expenses and other current assets	21,485	14,051
Deferred income tax assets	26,356	26,356
Income taxes receivable	-	9,005
Total current assets	479,295	446,171

Property, plant and equipment, net	73,106	74,696
Available for sale marketable debt and equity securities	475	475
Intangible assets, net	65,522	69,272
Goodwill	63,729	63,729
Other assets	556	989
Non-current deferred income tax assets, net	69,024	68,495
Total assets	$ 751,707	$ 723,827

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$ 46,689	$ 46,175
Accounts payable	23,522	22,662
Payables due to distribution agreement partners	49,397	58,552
Accrued salaries and employee benefits	8,575	16,072
Accrued government pricing liabilities	32,651	24,713
Accrued expenses and other current liabilities	16,551	14,903
Total current liabilities	177,385	183,077

Long-term debt, less current portion	-	-
Other long-term liabilities	44,782	42,097
Commitments and contingencies	-	-

Stockholders’ equity:
Common Stock, par value $0.01 per share, authorized 90,000,000 shares; issued 37,929,395 and 37,662,231 shares	379	377
Additional paid-in capital	338,083	331,667
Retained earnings	262,696	236,398
Accumulated other comprehensive gain	271	357
Treasury stock, at cost 2,883,956 and 2,815,879 shares	(71,889)	(70,146)
Total stockholders’ equity	529,540	498,653
Total liabilities and stockholders’ equity	$ 751,707	$ 723,827

Reconciliation Between Reported (GAAP) and Adjusted Net Income (non-GAAP) and “Cash EPS” (non-GAAP)

 (In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended
	March 31, 2010	March 28, 2009
Reported Net Income	$ 26,298	$ 16,079

Sale of product rights	(5,000)	-
Non-cash interest expense	514	1,593
Change in estimate related to final Pentech settlement	-	(3,412)
Restructuring costs	-	1,401
Milestone payments for non-approved products	-	1,000
Sum of adjustments, pre-tax	($4,486)	$ 582
Estimated tax on adjustments	1,705	(221)

Adjusted Net Income (non-GAAP measure)	$ 23,517	$ 16,440

Amortization Expense	4,250	6,252
Estimated tax impact	(1,615)	(2,376)
Amortization Expense, net of tax	2,635	3,876
Adjusted Cash basis (non-GAAP measure)	$ 26,152	$ 20,316
“Cash EPS” (non-GAAP measure)	$ 0.75	$ 0.60

Diluted weighted average shares outstanding	35,070	33,772